                                                                   EXHIBIT 99.1




                                     LUMINEX(R)


                    LUMINEX CORPORATION ANNOUNCES COMPLETION
                          OF RULES-BASED MEDICINE SALE

AUSTIN, Texas, Sept 9 /PRNewsWire-FirstCall/ -- Luminex Corporation (Nasdaq:
LMNX) today announced the completion of the previously announced sale of its Rules-Based Medicine(TM) research and development project ("RBM") to a newly formed company headed by Dr. Mark Chandler. RBM uses the Luminex(R) xMAP(TM) technology to analyze a large number of proteins, metabolites and other substances in the blood of normal and diseased individuals. In connection with the sale of RBM, Luminex received both a preferred stock equity interest, containing a $4.4 million liquidation preference and a 10% nondilutable (prior to an initial public offering) common stock interest in the newly formed company that will, independent of Luminex, capitalize and fund the development of RBM. In connection with this transaction, Luminex and RBM also entered into a Development and Supply Agreement pursuant to which RBM licensed Luminex's proprietary xMAP technology. For these rights, Luminex will receive royalties from the commercialization of RBM's products based on Luminex's xMAP technology, as well as revenue from the sale of instruments and microspheres.

         As previously announced, Dr. Chandler resigned as Luminex's Chairman, President and Chief Executive Officer in connection with the closing of the transaction. Additionally, Dr. Chandler also resigned as a director of Luminex, effective immediately, in order to focus his efforts on the RBM business. To provide a smooth transition for the Company, Dr. Chandler will serve as a consultant to Luminex pursuant to a one-year consulting agreement. In connection with the resignation of Dr. Chandler, Thomas W. Erickson was elected as Interim President and Chief Executive Officer to serve in such role until a permanent replacement for Dr. Chandler is identified. Mr. Erickson provided similar executive management services as Interim President and Chief Executive Officer of Omega Healthcare Investors, Inc. (NYSE). In addition, G. Walter Loewenbaum, Chairman of the Executive Committee of the Board of Directors, was elected Chairman of the Board of Directors.

About Luminex

         Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The company's xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The company's xMAP technology is sold worldwide and is already in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

         Statements made in this press release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements. It is important to note that the company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to market demand and acceptance of Luminex's products, the company's dependence on strategic partners for development, commercialization and distribution of products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, competition, Luminex's ability to scale manufacturing operations, potential shortages of components and the timing of regulatory approvals, as well as the risks discussed under the heading "Factors That May Affect Future Results" in Luminex's Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:          Harriss T. Currie
                  Luminex Corporation
                  (512) 219-8020